Exhibit 99.1

The Board of Directors

Liquidia Technologies, Inc.

P.O. Box 110085

Research Triangle Park, NC 27709

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 29, 2020, to the Board of Directors of Liquidia Technologies, Inc. (the "Company") as Annex B to, and reference to such opinion letter under the headings “Opinion of Jefferies LLC" in, the proxy statement/prospectus relating to the proposed merger involving the Company and RareGen, LLC, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Liquidia Corporation (the “Registration Statement”). By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

JEFFERIES LLC

August 4, 2020